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            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We consent to the reference to our firm under the caption "Experts" and to the incorporation by reference of our report dated January 21, 2003 with respect to the financial statements of Lehigh Valley Associates in this Registration Statement (Form S-3) and related Prospectus of Pennsylvania Real Estate Investment Trust for the registration of 895,511 shares of beneficial interest.


/s/ Ernst & Young LLP


Philadelphia, Pennsylvania
January 4, 2005